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As filed with the Securities and Exchange Commission on December 16, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TetraLogic Pharmaceuticals Corporation
 (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	343 Phoenixville Pike Malvern, PA 19355 (Address, including zip code, of Registrant's principal executive offices)	42-1604756 (I.R.S. Employer Identification No.)

TETRALOGIC PHARMACEUTICALS CORPORATION
2004 EQUITY INCENTIVE PLAN

TETRALOGIC PHARMACEUTICALS CORPORATION
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
(Full title of the plans)

J. Kevin Buchi
President and Chief Executive Officer
343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Jeffrey P. Libson, Esq.
Steven J. Abrams, Esq.
Brian Korn, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103
(215) 981-4000

          Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee

Common Stock, par value $0.0001 per share	2,671,113 shares(3)	$6.12	$16,347,212	$2,106(5)

Common Stock, par value $0.0001 per share	3,897,214 shares(4)	$7.00	$27,280,498	$3,514(5)

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, $0.0001 par value per share ("Common Stock") that become issuable under the TetraLogic Pharmaceuticals Corporation 2004 Equity Incentive Plan, as amended (the "2004 Plan"), or the TetraLogic Pharmaceuticals Corporation Amended and Restated 2013 Equity Incentive Plan (the "2013 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)
This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. As to the shares subject to outstanding but unexercised options, the price and fee are computed based upon the highest exercise price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $7.00, which is the initial public offering price of the Common Stock as set forth in the Registrant's prospectus dated December 11, 2013 filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act.

(3)
Consists of shares purchasable upon exercise of options outstanding as of the date hereof to purchase Common Stock under the 2004 Plan, which amount may again become available for grant and issuance under the 2013 Plan in the event the outstanding options expire or are forfeited in accordance with their terms prior to being exercised. There will be no further grants under the 2004 Plan.

(4)
Represents 3,820,034 shares of Common Stock available for issuance pursuant to the 2013 Plan and 77,180 shares of unvested restricted Common Stock issued under the 2004 Plan that may become available for grant and issuance under the 2013 Plan in the event such unvested restricted Common Stock is forfeited.

(5)
In accordance with Rule 457(p) of the Securities Act, this fee is being offset against $6,870 of unused registration fees paid with respect to Registration Statement No. 333-191811 originally filed by the Registrant on October 18, 2013.

 PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

        The Registrant shall deliver or cause to be delivered documents containing the information specified by Part I of this Registration Statement to participants in the 2004 Plan and the 2013 Plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. The Registrant is not filing such documents with the Commission, but these documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

        The Registrant will furnish without charge to each person to whom the prospectus is delivered pursuant to Rule 428(b)(1) of the Securities Act, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to TetraLogic Pharmaceuticals Corporation, 343 Phoenixville Pike, Malvern, PA 19355, Attention: Pete A. Meyers, Chief Financial Officer and Treasurer: telephone number (610) 889-9900.

2

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents of the Registrant, the 2004 Plan, and the 2013 Plan filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

          (a)   The Registrant's prospectus dated December 11, 2013 filed with the SEC pursuant to Rule 424(b) of the Securities Act in connection with its registration statement on the Form S-1 originally filed by the Registrant on October 18, 2013, as amended (File No. 333-191811) (the "Form S-1"), which contains audited financial statements for the Registrant's fiscal year ended December 31, 2012;

          (b)   The description of the Registrant's Common Stock contained in the Registrant's registration statement on the Form S-1, which description is incorporated by reference into the Form 8-A filed with the SEC on November 18, 2013 (Registration No. 001-36208) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of further updating such description; and

          (c)   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

        Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant's amended and restated certificate of incorporation and amended and restated bylaws, each of which will become effective after the closing of the Registrant's initial public offering, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

  •
  transaction from which the director derives an improper personal benefit;

  •
  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or redemption of shares; or

  •
  breach of a director's duty of loyalty to the corporation or its stockholders.

        The Registrant's amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

        As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

        At present, there is no pending litigation or proceeding involving any of the Registrant's directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

        The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description
4.1	TetraLogic Pharmaceuticals Corporation 2004 Equity Incentive Plan, as amended, including forms of agreement thereunder.
4.2	TetraLogic Pharmaceuticals Corporation Amended and Restated 2013 Equity Incentive Plan, including forms of agreement thereunder.
5.1	Opinion of Pepper Hamilton LLP (counsel to the Registrant) as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).

Item 9.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Malvern, Commonwealth of Pennsylvania, on this 16th day of December, 2013.

TETRALOGIC PHARMACEUTICALS CORPORATION
By:	/s/ J. KEVIN BUCHI J. Kevin Buchi President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of TetraLogic Pharmaceuticals Corporation, hereby severally constitute and appoint J. Kevin Buchi and Pete A. Meyers, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable TetraLogic Pharmaceuticals Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ J. KEVIN BUCHI J. Kevin Buchi	President and Chief Executive Officer (Principal Executive Officer)	December 16, 2013
/s/ PETE A. MEYERS Pete A. Meyers	Chief Financial Officer (Principal Financial Officer)	December 16, 2013
/s/ ANDREW PECORA Andrew Pecora, M.D.	Chairman, Board of Directors	December 16, 2013
/s/ BRENDA GAVIN Brenda Gavin, D.V.M.	Director	December 16, 2013

Signature	Title	Date

/s/ JOHN M. GILL John M. Gill	Director	December 16, 2013
/s/ DOUGLAS E. ONSI Douglas E. Onsi	Director	December 16, 2013
/s/ DOUGLAS REED Douglas Reed, M.D.	Director	December 16, 2013
/s/ PAUL J. SCHMITT Paul J. Schmitt	Director	December 16, 2013
/s/ MICHAEL STEINMETZ Michael Steinmetz, Ph.D.	Director	December 16, 2013
/s/ JAMES N. WOODY James N. Woody, M.D., Ph.D.	Director	December 16, 2013

 EXHIBIT INDEX

Exhibit Number	Description
4.1	TetraLogic Pharmaceuticals Corporation 2004 Equity Incentive Plan, as amended, including forms of agreement thereunder.
4.2	TetraLogic Pharmaceuticals Corporation Amended and Restated 2013 Equity Incentive Plan including forms of agreement thereunder.
5.1	Opinion of Pepper Hamilton LLP (counsel to the Registrant) as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel .
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX